Exhibit 10.11

BAYCOM CORP

AMENDED AND RESTATED 2017 OMNIBUS EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

Date of Grant: _____________ __, 2018

Optionee: ______________________

NQSO NO. _____

This option, intended to be a Non-Qualified Stock Option, is granted as of the above Date of Grant by BayCom Corp (the “Company”) to the above-named Optionee, in accordance with the following terms and conditions:

1.      Option Grant and Exercise Period.  The Company hereby grants to the Optionee an Option (the “Option”) to purchase, pursuant to the BayCom Corp Amended and Restated 2017 Omnibus Equity Incentive Plan (as the same may from time to time be amended, the “Plan”), and upon the terms and conditions therein and hereinafter set forth, an aggregate of ______ shares (the “Option Shares”) of the common stock, par value $0.01 per share (“Common Stock”), of the Company at the price (the “Exercise Price”) of $____ per share.  A copy of the Plan, as currently in effect, is incorporated herein by reference, and either is attached hereto or has been delivered previously to the Optionee. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Plan.

Except as set forth in Section 5 below or Section 6 below, this Option shall be exercisable only during the period (the “Exercise Period”) commencing on __________ and ending at 5:00 p.m., Pacific time, on _____________, such later time and date being hereinafter referred to as the “Expiration Date.”  Subject to Sections 5 and 6 below, this Option shall vest and become exercisable according to the following schedule:

Vesting Date	Cumulative Percentage of Initial Award Vested

[Insert vesting schedule]

During the Exercise Period, to the extent vested, this Option shall be exercisable in whole at any time or in part from time to time subject to the provisions of this Agreement.

2.      Method of Exercise of This Option.  This Option may be exercised during the Exercise Period by providing written notice to the Chief Financial Officer or Corporate Secretary of the Company specifying the number of Option Shares to be purchased; provided however, that the minimum number of Option Shares which may be purchased at any time shall be 100 or, if less, the total number of vested Option Shares relating to the Option which remain un-purchased.  The notice must be in the form prescribed by the Committee.  The date of exercise is the date on which such notice is received by the Company.  Such notice must be accompanied by payment in full of the aggregate Exercise Price for the Option Shares to be purchased upon such exercise.  Payment shall be made (i) in cash or its equivalent (including cash or its equivalent paid through a broker-assisted exercise program), (ii) by tendering previously acquired shares of Common Stock having an aggregate fair market value at the time of exercise equal to the aggregate Exercise Price, (iii) by net exercise (a cashless exercise whereby the Company will reduce the number of Option Shares issuable upon exercise by the number of Shares having a Fair Market Value equal to the exercise price for the Option Shares to be purchased upon exercise), or (iv) by a combination of (i), (ii) and (iii).  Promptly after such payment, subject to Section 3 below, the Company shall issue and deliver to the Optionee or other person exercising this Option (pursuant to Section 11.2 of the Plan in the event of the death of the Optionee) a certificate or certificates representing the shares of Common Stock so purchased, registered in the name of the Optionee (or such other person), or, upon request, in the name of the Optionee (or such other person) and in the name of another jointly with right of survivorship.

3.      Delivery and Registration of Shares of Common Stock.  The Company’s obligation to deliver shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Optionee or any other person to whom such shares are to be delivered pursuant to Section 11.2 of the Plan in the event of the death of the Optionee, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), or any other federal, state or local securities law or regulation.  In requesting any such representation, it may be provided that such representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under the Securities Act or other securities law or regulation.  Unless the foregoing representation is provided, the Company shall not be required to deliver any shares upon exercise of this Option prior to (i) the admission of such shares to listing on any stock exchange or system on which the shares of Common Stock may then be listed, and (ii) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable. In addition, in the event Sections 11.3 and 11.4 of the Plan are applicable upon the exercise of this Option, the Company may impose an additional restriction on the Option Shares to reflect such provisions.

4.      Non-transferability of This Option.  This Option may not be assigned, encumbered or transferred except, in the event of the death of the Optionee, by will or the laws of descent and distribution.  This Option is exercisable during the Optionee’s lifetime only by the Optionee.  The provisions of this Option shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, the successors and assigns of the Company and any person to whom this Option is transferred by will or by the laws of descent and distribution.

5.      Termination of Employment or Service.  Except as otherwise provided in this Section 5, if the Optionee’s employment or service with the Company or United Business Bank is terminated (a) voluntarily by the Optionee, (b) involuntarily without Cause, or (c) for good reason by the Optionee under an employment, severance or other agreement applicable to the Optionee) upon or after a Change of Control, then the Optionee shall have ninety (90) days after such termination of employment or service to exercise this Option to the extent it is otherwise exercisable on the date of termination, but in no event later than the Expiration Date. If the Optionee’s employment or service is terminated for Cause, all rights under this Option shall expire immediately upon the giving to the Optionee of notice of such termination.

NQSO - 2

If the Optionee’s employment or service is terminated due to death or Disability, then all unvested Option Shares shall become immediately vested and exercisable, and this Option may be exercised until the earlier of (1) one year from the date of termination due to dearth or Disability, or (2) the Expiration Date. For purposes of this Agreement, “Disability” shall mean permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto).

In accordance with Section 6 below, the foregoing provisions of this Section 5 shall apply following a Change of Control to this Option or, if applicable, the Replacement Award (as defined in Section 6) which continues in effect after the Change of Control, provided, that if the Optionee’s employment terminates upon or after a Change of Control under circumstances constituting involuntary termination without Cause or termination for good reason (as described above), then this Option, or, if applicable, the  Replacement Award, shall become immediately exercisable (to the extent not already exercisable) and shall remain exercisable for a period of 90 days after such termination of employment, but in no event later than the Expiration Date.

6.      Effect of Change of Control.  A Change of Control shall not, by itself, result in acceleration of the vesting and exercisability of the Option, except as provided in this Section 6.

Upon a Change of Control prior to the final scheduled vesting date set forth in Section 1 above, except to the extent that another Award meeting the requirements of this Section 6 (a “Replacement Award”) is provided to the Optionee to replace this Award (the “Replaced Award”), the Option shall vest and be exercisable in full on the effective date of such Change of Control.

An award shall meet the conditions of this Section 6 (and thereby qualify as a Replacement Award) if the following conditions are met:

(a)    The award has a value at least equal to the value of the Replaced Award;

(b)    The award relates to publicly traded equity securities of the Company or its successor following the Change of Control or another entity that is affiliated with the Company or its successor following the Change of Control; and

(c)    The other terms and conditions of the award are not less favorable to the Optionee than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control and the provisions of Section 5 relating to vesting and exercisability in the event of termination of employment).

Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of a Replaced Award if the requirements of the preceding sentence are satisfied.  The determination of whether the conditions of this Section 6 are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

NQSO - 3

7.       Regulatory, Recoupment and Holding Period Requirements. The Optionee acknowledges and agrees that this Award and the Optionee’s receipt of any Shares hereunder is subject to (a) such reduction, cancellation, forfeiture or recoupment (clawback), delayed payment or holding period requirements as the Committee shall impose, in its absolute discretion, upon the occurrence of any of the following events: (i) termination of employment for Cause, (ii) fraudulent or illegal actions or other misconduct, (iii) violation of any Company and/or subsidiary code of ethics, conflict of interest, insider trading or similar policy or code of conduct applicable to the Optionee, (iv)  the breach of any non-competition, non-solicitation, confidentiality or other restrictive covenant that may apply to the Optionee, (v) other conduct by the Optionee that is detrimental to the business or reputation of the Company and/or its subsidiaries or (vi) requirements of applicable laws, rules or regulations, and (b) any policies which the Company has adopted or may adopt in furtherance of any regulatory requirements (including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act) or otherwise.

8.      Adjustments for Changes in Capitalization of the Company.  In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split up, share combination or other change in the corporate structure of the Company affecting the shares of the Company’s Common Stock, such adjustment shall be made in the number and class of shares covered by this Option and the Exercise Price of this Option as shall be determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights, provided that the number of shares subject to this Option shall always be a whole number.

9.       Shareholder Rights Not Granted by This Option.  The Optionee is not entitled by virtue hereof to any rights of a shareholder of the Company or to notice of meetings of shareholders or to notice of any other proceedings of the Company.

10.     Withholding Tax.  The Company shall have the power and the right to deduct or withhold from shares of Common Stock issuable upon exercise of the Option, shares with a Fair Market Value equal to the amount sufficient to satisfy any applicable income, employment or other taxes required by law to be withheld, unless the Optionee has made arrangements acceptable to the Company for the payment of such taxes.

11.     Notices.  All notices hereunder to the Company shall be delivered or mailed to it addressed to the Secretary of BayCom Corp, 500 Ygnacio Valley Road, Suite 200, Walnut Creek, CA 94596. Any notices hereunder to the Optionee shall be delivered personally or mailed to the Optionee’s last address on file with the Company.  Such addresses for the service of notices may be changed at any time, provided written notice of the change is furnished in advance to the Company or to the Optionee, as the case may be.

12.     Plan and Plan Interpretations as Controlling.  This Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling.  All determinations and interpretations of the Committee shall be binding and conclusive upon the Optionee or his legal representatives with regard to any question arising hereunder or under the Plan.

NQSO - 4

13.     Optionee’s Employment or Service.  Nothing in this Option shall limit the right of the Company or any of its subsidiaries to terminate the Optionee’s employment or service, or otherwise impose upon the Company or any of its subsidiaries any obligation to employ or accept the services of the Optionee.

14.     Optionee Acceptance.  The Optionee shall signify his acceptance of the terms and conditions of this Option by signing in the space provided on the signature page and returning a signed copy hereof to the Company at the address set forth in Section 11 above. To the extent the terms of any employment, severance or other agreement to which the Optionee is a party with the Company or any subsidiary that is then in effect provide for any rights that conflict with or are otherwise contrary to the terms contained in this Award Agreement, including the vesting or exercise rights contained in Sections 5 and 6, the terms of this Award Agreement shall control.

15.     Electronic Signature.  All references to signatures and delivery of documents in this Option may be satisfied by procedures the Company has established or may establish from time to time for an electronic system for execution and delivery of any such documents, including this Option. The Optionee’s electronic signature, including, without limitation, “click-through” acceptance of this Option through a website maintained by or on behalf of the Company, is the same as, and shall have the same force and effect as, the Optionee’s manual signature.  Any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services relating to this Option.

NQSO - 5

IN WITNESS WHEREOF, the parties hereto have caused this NON-QUALIFIED STOCK OPTION AGREEMENT to be executed as of the date first written above.

BAYCOM CORP

[Name/Title]

ACCEPTED:

Optionee

(Street Address)

(City, State, and Zip Code)

NQSO - 6